Exhibit 1.1
[___________] SHARES
GLOBAL SECURE CORP.
COMMON STOCK
UNDERWRITING AGREEMENT
[____________] [___], 2005

UNDERWRITING AGREEMENT
[____________] [___], 2005
MORGAN KEEGAN & COMPANY, INC.
JEFFERIES & COMPANY, INC.
And the other several Underwriters named in
Schedule II
c/o
Morgan Keegan & Company, Inc.
50 N. Front Street
Memphis, Tennessee 38103

Jefferies & Company, Inc.
520 Madison Avenue, 11th Floor
New York, New York 10022
Ladies and Gentlemen:
     Global Secure Corp., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the “Underwriters”) for whom Morgan Keegan & Company, Inc. and Jefferies & Company, Inc. are acting as representatives (in such capacity, the “Representatives”), and certain stockholders of the Company (the “Selling Stockholders”) named in Schedule I hereto severally propose to sell to the several Underwriters, an aggregate of [8,250,000] shares of the common stock, $.0001 par value per share, of the Company (the “Firm Shares”), of which [7,555,303] shares (the “Company Firm Shares”) are to be issued and sold by the Company and [694,679] shares (the “Selling Stockholder Firm Shares”) are to be sold by certain Selling Stockholders (the “Firm Selling Stockholders”). Each Firm Selling Stockholder will sell the number of Firm Shares set forth opposite such Selling Stockholder’s name under the heading “Number of Selling Stockholder Firm Shares to Be Sold” in Schedule I hereto.
     The Company and the Option Selling Stockholders (as defined herein) also severally propose to sell to the several Underwriters not more than an additional [1,237,500] shares of the common stock, $.0001 par value per share, of the Company (the “Overallotment Shares”) of which up to [787,500] shares are to be issued and sold by the Company (the “Company Overallotment Shares”) and up to [450,000] shares are to be sold by the Option Selling Stockholders (the “Selling Stockholder Overallotment Shares”) as more fully described herein, if and to the extent that the Representatives shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Overallotment Shares are hereinafter collectively referred to as the “Shares.” The common stock, $.0001 par value per share, of the Company is hereinafter referred to as the “Common Stock.”

The Company (i) has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-127490) and (ii) has prepared, and will file with the Commission promptly after execution and delivery of this Agreement in accordance with Rule 424(b) and Rule 430A under the Securities Act (as defined below), a prospectus relating to the Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), and any information deemed to be a part thereof, at the time of effectiveness pursuant to Rule 430A under the Securities Act is called the “Registration Statement.” Such prospectus relating to the Shares that is first filed pursuant to Rule 424(b) is called the “Prospectus.” All references in this Agreement to the Registration Statement, the Prospectus or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).
     If any registration statement is filed pursuant to Rule 462(b) under the Securities Act, the term “Registration Statement” as used herein shall include any Rule 462(b) registration statement. As used herein, “Knowledge” shall be deemed to mean the actual awareness of a fact or other matter by any of the following persons: Craig R. Bandes, Charles A. Hasper, Eric S. Galler, Eric D. Shaffer, Timothy J. Czysz, Michael R. Homon, Michael E. Recca and Ross H. Mandell; “Subsidiary” shall mean each of Global Secure Safety Inc., Global Secure Safety (Filtered Air) Corp., Homeland Gas Masks, Inc., Neoterik Liason Corporation, GlobalSecure Safety Products, Inc., Global Secure Systems Corp. and Global Secure Training Corp.; and “Material Adverse Change” shall mean any change, development or occurrence, whether or not arising in the ordinary course of business, that would reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings, business, operations of the Company and its Subsidiaries, considered as one entity.
     The Company hereby confirms its agreements with the Underwriters as follows:
     SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
     The Company hereby represents and warrants to each of the Underwriters as follows:
     (a) Compliance with Registration Requirements.
     The Registration Statement has been declared effective by the Commission under the Securities Act. The Company has complied with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the Knowledge of the Company, are contemplated or threatened by the Commission. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the Knowledge of the Company, threatened or contemplated by the Commission or by the state securities authority of any jurisdiction.

     The Prospectus when first filed pursuant to Rule 424(b) under the Securities Act, on the First Closing Date and any Option Closing Date (each as defined below) (i) complied, and will comply, in all material respects with the Securities Act, (ii) will be identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares and (iii) did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement, at the time it became effective and as of the First Closing Date and any Option Closing Date, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company in writing by the Underwriters through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished to the Company consists of the information described as such in Section 9(c) hereof. There are no contracts or other documents required to be disclosed in the Prospectus or to be filed as exhibits to the Registration Statement which have not been disclosed or filed as required and the filing of any such contract or other document, or the reference thereto in the Registration Statement or Prospectus, did not require the consent of any third parties which has not been obtained.
     Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto complied when so filed in all material respects with the Securities Act.
     (b) Registration Statement Furnished to Representatives.
     The Company has delivered to each Representative one conformed copy of the Registration Statement and each amendment thereto.
     (c) Distribution of Offering Material By the Company.
     The Company has not distributed and will not distribute, prior to the completion of the Underwriters’ distribution of the Shares, any written offering material in connection with the offering and sale of the Shares other than the Prospectus or the Registration Statement.
     (d) The Underwriting Agreement; Custody Agreements.
     This Agreement and the Custody Agreements have been duly authorized, executed and delivered by the Company and constitute valid and binding agreements of the Company enforceable against the Company in accordance with their terms.
     (e) Authorization of the Shares.

     The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable.
     (f) No Applicable Registration or Other Similar Rights.
     No persons possess registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for the rights of the Selling Stockholders to sell the Shares held by them as contemplated by this Agreement and such rights as have been duly waived.
     (g) No Material Adverse Change.
     Except as otherwise disclosed in the Prospectus, subsequent to [June 30, 2005]: (i) there has been no Material Adverse Change; (ii) the Company and its Subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business or entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its Subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its Subsidiaries of any class of capital stock.
     (h) Independent Accountants.
     Eisner LLP, who has expressed its opinion with respect to certain financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”).
     (i) Preparation of the Financial Statements.
     The financial statements included in the Prospectus present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries as of and at the dates indicated and the consolidated results of their operations, cash flows and changes in stockholders’ equity for the periods specified. The supporting schedules included in the Registration Statement present fairly the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The pro forma financial statements and the related notes thereto, and the other pro forma financial information, included in the Prospectus and the Registration Statement present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, in all material respects, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The other financial and statistical information and data included in the Prospectus and in the Registration Statement are, in all material respects, accurately presented and prepared on a basis consistent with applicable financial statements and the books and records of the Company and its Subsidiaries. All non-GAAP financial measures included in the Registration Statement and Prospectus comply with the Securities Act in all material respects, including Regulation G and Item 10(e) of Regulation S-K, and present fairly the information shown therein and the Company’s basis for using such measures.
     (j) Incorporation and Good Standing of the Company and its Subsidiaries.
     Each of the Company and each Subsidiary that is a corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each Subsidiary that is a corporation is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the ownership or lease of property or the conduct of its business requires such qualification, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. Except as is disclosed in the Prospectus, all of the issued and outstanding capital stock of each Subsidiary that is a corporation has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The Company does not own or control, directly or indirectly, any interest in any corporation, association or other entity other than the Subsidiaries.
     (k) Capitalization and Other Capital Stock Matters.
     As of [___] [___], 2005, the authorized capital stock of the Company is as set forth, and the outstanding capital stock of the Company is in all material respects as set forth, in the Prospectus under the caption “Description of Capital Stock.” The Common Stock (including the Shares) conforms in all material respects to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same. All of the issued and outstanding shares of Common Stock, including the Shares to be purchased by the Underwriters from Selling Stockholders, have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance in all material respects with federal, state and foreign securities laws. None of the outstanding shares of Common Stock, including the Shares to be purchased by the Underwriters from Selling Stockholders, were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. Other than those disclosed in the Prospectus, there are no (i) shares of Common Stock reserved for any purpose except for options to purchase Common Stock under the Global Secure Corp. 2005 Stock Incentive Plan and (ii) authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, capital stock of the Company or capital stock, partnership interests or membership interests of any of its Subsidiaries. All options, warrants and other rights to purchase shares of capital stock in the Company have been duly and validly authorized and issued, were issued in compliance in all material respects with federal, state and foreign securities laws, and conform to the description thereof contained in the Prospectus.
     (l) Nasdaq National Market Listing.
     The Shares have been approved for listing on the Nasdaq National Market subject to official notice of issuance, and such approval was obtained by the Company prior to the effectiveness of the Registration Statement.
     (m) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.
     Neither the Company nor any of its Subsidiaries is in violation of its charter, by-laws, partnership agreement, operating agreement or similar organizational documents nor is any of them in default (or, with the giving of notice or lapse of time, none of them would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company or the charter, by-laws, partnership agreement, operating agreement or similar organizational documents of any Subsidiary, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, or require the consent (other than consents that have been obtained) of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any applicable law, administrative regulation or administrative or court decree applicable to the Company or any Subsidiary, except for such violation as would not, individually or in the aggregate, result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority, agency or body (each, a “Governmental Authority”), is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus, except such as (i) have been obtained or made by the Company and are in full force and effect under the Securities Act, and (ii) may be required by applicable state securities or blue sky laws and from the National Association of Securities Dealers, Inc. (the “NASD”).

     (n) No Material Actions or Proceedings.
     Except as disclosed in the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending or, to the Company’s Knowledge, threatened (i) against or affecting the Company or any of its Subsidiaries or (ii) which has as the subject thereof property owned or leased by, the Company or any of its Subsidiaries, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such Subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. Furthermore, except as disclosed to the Representatives in writing, to the Company’s Knowledge, no domestic or foreign regulatory body (including the NASD), securities exchange or market has conducted, is conducting or has threatened to commence or conduct any investigations, actions or proceedings relating to the Company or any of its Subsidiaries or any offering of the Common Stock or other security of the Company or any of its Subsidiaries.
     (o) Intellectual Property Rights.
     The Company and its Subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as described in the Prospectus; and the expected expiration of any of such Intellectual Property Rights if not renewed or replaced would not result in a Material Adverse Change. Neither the Company nor any of its Subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change. To the Company’s Knowledge, none of the technology employed by the Company and/or any of its Subsidiaries has been obtained or is being used by the Company and/or any of its Subsidiaries in violation of any contractual obligation binding on the Company, any of its Subsidiaries or any of their officers, directors or employees or otherwise in violation of the rights of any persons.
     (p) All Necessary Permits, etc.
     Except as disclosed in the Prospectus, the Company and each of its Subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate local, state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses as currently conducted, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singularly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.
     (q) Title to Properties.
     Except as disclosed in the Prospectus, the Company and/or each of its Subsidiaries have good and marketable title to all the properties and assets owned by them, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except (i) such as would not materially and adversely affect the value of such property, and (ii) such as would not materially interfere with the current use of such property by the Company or such Subsidiary, as the case may be. The real property, improvements, equipment and personal property held under lease by the Company or any Subsidiary are held under valid and enforceable leases, with such exceptions as would not materially interfere with the current use of such real property, improvements, equipment or personal property by the Company or such Subsidiary, as the case may be. As used herein, the term “lease” shall not include any exploration, exploitation or rehabilitation permit held by the Company and/or its Subsidiaries.
     (r) Tax Law Compliance.
     The Company and each of its Subsidiaries have accurately prepared and timely filed all federal, state, foreign and other tax returns that are required to be filed by it and have paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes, fines, penalties, and all taxes which the Company and each of its Subsidiaries is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), except, in all cases, for any such tax, assessment or similar charge that the Company is contesting in good faith and except in any case in which the failure to so file or pay would not in the aggregate result in a Material Adverse Change. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(i) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its Subsidiaries has not been finally determined, except where failure to make such charges, accruals and reserves would not result in a Material Adverse Change. No deficiency assessment with respect to a proposed adjustment of the Company’s or any of its Subsidiaries’ federal, state, or other taxes is pending or, to the best of the Company’s Knowledge, threatened which would in the aggregate result in a Material Adverse Change. There is no tax lien, whether imposed by any federal, state, or other taxing authority, outstanding against the assets, properties or business of the Company or any of its Subsidiaries. No audits or other administrative proceedings or court proceedings are presently pending nor, to the Company’s Knowledge, threatened against the Company or any of the Subsidiaries with regard to any taxes or returns of such entities, and no taxing authority has notified the Company or any of the Subsidiaries that it intends to investigate its tax affairs.
     (s) Company Not an “Investment Company.”
     The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and after receipt of payment for the Shares and the application thereof will not be, an “investment company” within the meaning of Investment Company Act and intends to conduct its business in a manner so that it will not become subject to the Investment Company Act.
     (u) Insurance.

     Except as disclosed in the Prospectus, each of the Company and its Subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and/or its Subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. Except as disclosed in the Prospectus, the Company has no reason to believe that it or any Subsidiary will not be able to renew its existing insurance coverage as and when such policies expire.
     (w) Related Party Transactions.
     No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier or any of them, on the other hand, which is required by the Securities Act to be described in the Prospectus which has not been described in the Prospectus.
     (x) No Unlawful Contributions or Other Payments.
     Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any employee or agent of the Company or any Subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any applicable law or of the character required to be disclosed in the Prospectus.
     (y) Company’s Accounting System and Internal Controls.
     The Company maintains a system of accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     The Company and its Subsidiaries employ disclosure controls and procedures that are designed with the objective of causing information that will be required to be disclosed by the Company in the reports that it will be required to file or submit under the Exchange Act to be recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and to be accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate to allow timely decisions regarding disclosure.
     (aa) Compliance with Environmental Laws.
     Except as otherwise disclosed in the Prospectus or as would not otherwise require disclosure under federal securities laws, (i) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any environmental permits or other environmental governmental authorizations required for the operation of the business of the Company or its Subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof except where such violation would not cause a Material Adverse Change, nor has the Company or any of its Subsidiaries received any written communication from a Governmental Authority that alleges that the Company or any of its Subsidiaries is in violation of any material Environmental Law; (ii) there is no claim, action or cause of action filed with a court or Governmental Authority or investigation with respect to which the Company has received notice alleging potential material liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Materials of Environmental Concern at any location or alleging a potential or actual violation of Environmental Laws (collectively, “Environmental Claims”), pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries; and (iii) to the Company’s Knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Materials of Environmental Concern, that reasonably would result in a material violation of any Environmental Law or form the basis of a potential material Environmental Claim against the Company or any of its Subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law which would result in a Material Adverse Change.
     (bb) ERISA Compliance.
     The Company and its Subsidiaries and any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its Subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a Subsidiary, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such Subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred with respect to any “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined in ERISA

Section 4001(a)(18)). Neither the Company, its Subsidiaries nor any of their ERISA Affiliates has incurred any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.
     (cc) Brokers.
     Except as otherwise disclosed in the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.
     (dd) No Outstanding Loans or Other Indebtedness.
     There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company, except as disclosed in the Prospectus.
     (ee) No Labor Disputes.
     No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the Knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or the Subsidiaries’ principal suppliers, developers, designers, contractors, business partners or customers that would have a Material Adverse Change, except as set forth in or contemplated by the Prospectus (exclusive of any supplement thereto).
     (ff) Compliance with Laws.
     In addition to the representations and warranties of the Company contained in Sections 1(p), 1(r), 1(x), 1(aa), 1(bb), 1(gg), 1(ii), 1(jj), 1(kk), 1(ll), 1(mm) and 1(nn) hereof, the Company has not been advised, and has no Knowledge, that it and each of its Subsidiaries is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result, individually or in the aggregate, in a Material Adverse Change.
     (gg) Sarbanes-Oxley.
     The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 that are effective and applicable to the Company and is actively taking (or will take) all reasonable steps necessary to ensure that it will be in material compliance with other provisions of the Sarbanes-Oxley Act of 2002 as and when such provisions become applicable to the Company.
     (hh) Off-Balance Sheet Transactions.

     There are no off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other similar relationships with unconsolidated entities or other persons.
     (ii) Compliance with the FCPA.
     With respect to the conduct of the business of the Company and its Subsidiaries, none of the Company or the Subsidiaries or, to the Knowledge of the Company, any director, officer, agent, employee or affiliate of such entities has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and the Subsidiaries have conducted their businesses in compliance with the FCPA.
     (jj) Bank Secrecy Act; Patriot Act.
     With respect to the conduct of the business of the Company and its Subsidiaries, neither the Company nor any of its Subsidiaries, nor, to the Company’s Knowledge, any of its affiliates or any director, officer, agent or employee of, or other person acting on behalf of, the Company, has violated in any material respect the Bank Secrecy Act, as amended, the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001 or the rules and regulations promulgated under any such law or any successor law.
     (kk) Money Laundering Laws.
     The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Money Laundering Control Act of 1986, as amended, any other money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”), except for any such non-compliance as would not, singly or in the aggregate, result in a Material Adverse Change, and no action, suit or proceeding by or before any court or Governmental Authority or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s Knowledge, threatened.
     (ll) Export and Import Laws.
     With respect to the conduct of the business of the Company and its Subsidiaries, each of the Company and its Subsidiaries, and, to the Company’s Knowledge, each of their affiliates and any director, officer, agent or employee of, or other person acting on behalf of, the Company has acted at all times in compliance in all material respects with applicable Export and Import Laws

(as defined below) and there are no claims, complaints, charges, investigations or proceedings pending or expected or, to the Knowledge of the Company, threatened between the Company or any of its Subsidiaries and any Governmental Authority under any Export or Import Laws. The term “Export and Import Laws” means the Arms Export Control Act, the International Traffic in Arms Regulations, the Export Administration Act of 1979, as amended, the Export Administration Regulations, and all other laws and regulations of the U.S. Government regulating the provision of services to non-U.S. parties or the export and import of articles or information from and to the United States of America.
     (mm) Sanctions.
     With respect to the conduct of the business of the Company and its Subsidiaries, neither the Company nor any of its Subsidiaries, nor, to the Company’s Knowledge, any of its affiliates or any director, officer, agent or employee of, or other person acting on behalf of, the Company, is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, partner or joint venturer or other person or entity, for the purpose of financing the activities of any person currently subject to any United States sanctions administered by OFAC.
     (nn) Government Contracts and Government Bids.
     (i) Except (A) as would not result in a Material Adverse Change and (B) for any Government Contract or Government Bid containing classified information or requiring special security clearances for access, with respect to each Government Contract and each Government Bid to which the Company or its Subsidiaries is a party: (1) the Company has complied with the terms and conditions of such Government Contract or Government Bid; (2) the Company has complied with all requirements of all applicable laws or agreements pertaining to such Government Contract or Government Bid; (3) all representations and certifications set forth in or pertaining to such Government Contract or Government Bid were complete and correct as of their effective date, and the Company has complied with all such representations and certifications; (4) neither the U.S. Government nor any prime contractor, subcontractor or other person has notified the Company in writing that the Company has breached or violated any applicable law pertaining to such Government Contract or Government Bid; (5) no termination for convenience or termination for default has occurred since January 1, 2000, and no cure notice or show cause notice is currently in effect pertaining to such Government Contract or Government Bid; (6) no cost incurred by the Company pertaining to such Government Contract has been disallowed or, to the Company’s Knowledge, is the subject of a federal investigation, by the U.S. Government since January 1, 2000; (7) no money due to the Company pertaining to such Government Contract has been withheld or set off; and (8) each Government Contract is valid and binding agreement of the Company and is enforceable against the Company, and to the Company’s Knowledge, the other party thereto, in accordance with its terms.
     (ii) Except as would not result in a Material Adverse Change (A) to the Knowledge of the Company, none of the Company’s current employees, consultants or agents is (or during the last five years has been) under administrative, civil or criminal investigation or indictment by any

Governmental Authority, or any audit or investigation by the Company with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Bid, and (B) during the last five years, the Company has not conducted or initiated any internal investigation or, to the Company’s Knowledge, had reason to conduct, initiate or report any internal investigation, or made a voluntary disclosure to the U.S. Government, with respect to any alleged irregularity, misstatement or omission arising under or relating to a Government Contract or Government Bid.
     (iii) Except as would not result in a Material Adverse Change, there exist no outstanding claims against the Company or any of its Subsidiaries, either by the U.S. Government or by any prime contractor, subcontractor, vendor or other third party, arising under or relating to any Government Contract or Government Bid.
     (iv) Except as would not result in a Material Adverse Change, all test and inspection results the Company or any Subsidiary has provided to the U.S. Government or to any other person pursuant to any Government Contract or as a part of the delivery to the U.S. Government pursuant to any such Government Contract of any article designed, engineered or manufactured by the Company or any Subsidiary were complete and correct as of the date so provided. Except as would not result in a Material Adverse Change, the Company has provided all test and inspection results to the U.S. Government pursuant to any such Government Contract as required by applicable law and the terms of the applicable Government Contracts.
     (v) For purposes of this Section:
             (A) “Government Bid” means, with respect to the Company or any Subsidiary, any firm quotation, bid or proposal made by such person that if accepted or awarded would lead to a Government Contract.
             (B) “Government Contract” means, with respect to the Company or any Subsidiary, any contract, including any prime contract, subcontract, facility contract, teaming agreement or arrangement, joint venture, basic ordering agreement, letter contract, purchase order, delivery order, change order or other contractual arrangement of any kind, between the Company or any Subsidiary and (1) the U.S. Government (acting on its own behalf or on behalf of another country or international organization), (2) any prime contractor of the U.S. Government or (3) any subcontractor with respect to any contract of a type described in clauses (1) or (2) above.
             (C) “U.S. Government” means the federal government of the United States of America and any agencies, instrumentalities and departments thereof.
     (oo) Forward-Looking Statements.
     No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
     (pp) Compliance with Regulation M.

     None of the Company, its Subsidiaries nor any of their respective officers, directors or, to the Company’s Knowledge, controlling persons, has taken, directly or indirectly, any action designed to or that might reasonably be expected to result in a violation of Regulation M under the Exchange Act or cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
     Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters set forth therein.
     The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company, counsel to the Selling Stockholders and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.
SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS.
     Each Selling Stockholder, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:
     (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.
     (b) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Stockholder and the Company, as Custodian, relating to the deposit of the Shares to be sold by such Selling Stockholder (the “Custody Agreement”) and the Power of Attorney appointing certain individuals as such Selling Stockholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) will not contravene (i) any provision of applicable law, (ii) the charter, by-laws, partnership agreement, operating agreement or similar organizational document of such Selling Stockholder (if such Selling Stockholder is not an individual), (iii) any agreement or other instrument binding upon such Selling Stockholder or (iv) any judgment, order or decree of any Governmental Authority or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any Governmental Authority is required for the performance by such Selling Stockholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Stockholder, except such as may be required by the Securities Act, the Exchange Act, the securities or Blue Sky laws of any jurisdiction, irrevocable or the rules and regulations of the NASD in connection with the offer and sale of the Shares.
     (c) Such Selling Stockholder has, and on each Closing Date will have, valid title to the Shares to be sold by such Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder.
     (d) The Custody Agreement and Power of Attorney have been duly authorized, executed and delivered by such Selling Stockholder and constitute valid and binding agreements of such Selling Stockholder enforceable against such Selling Stockholder in accordance with their terms.
     (e) Such Selling Stockholder is not prompted to sell its Shares pursuant to this Agreement by any information concerning the Company or its subsidiaries that is not included in the Prospectus and the inclusion of which is necessary to make the statements in the Prospectus not misleading.
     (f) The Registration Statement, at the time it became effective and as of the First Closing Date and, with respect to the sale of Selling Stockholder Overallotment Shares, any Option Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Registration Statement and the Prospectus complied and will comply in all material respects with the Securities Act. The Prospectus and any amendment or supplement thereto, as of its date and as of the First Closing Date and, with respect to the sale of Selling Stockholder Overallotment Shares, as of any Option Closing Date, did not contain and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. For the avoidance of doubt, the representations and warranties of each Selling Stockholder set forth in the two preceding sentences are several and not joint, and shall only apply to statements in or omissions from the Registration Statement or the Prospectus, made in reliance upon and in conformity with written information relating to such Selling Stockholder that was furnished by or on behalf of such Selling Stockholder to the Company expressly for use in the Registration Statement or the Prospectus or any amendment thereto.
SECTION 3. PURCHASE, SALE AND DELIVERY OF THE SHARES.
     (a) Agreements to Sell and Purchase.
(i)     On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth: (A) the Company agrees to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[•] per share (the “Purchase Price”), that number of Firm Shares (subject to adjustment by the Representatives to eliminate fractions) obtained by multiplying the number of Company Firm Shares by a fraction the numerator of which is the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto and the denominator of which is the total number of Firm Shares; and (B) each Selling Stockholder agrees, severally and not jointly, to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from each Selling Stockholder, at the Purchase Price, that number of

Selling Stockholder Firm Shares (subject to adjustment by the Representatives to eliminate fractions) obtained by multiplying the number of Selling Stockholder Firm Shares set forth opposite such Selling Stockholder’s name in Schedule I hereto under the heading “Number of Selling Stockholder Firm Shares to be Sold” by a fraction the numerator of which is the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto and the denominator of which is the total number of Firm Shares. Payment for the Firm Shares to be sold hereunder shall be made by wire transfer of immediately available funds against delivery of such Firm Shares for the respective accounts of the several Underwriters at 9:00 a.m., eastern standard time, on ___, 2005, or at such other time on the same or such other date, as shall be designated by the Representatives. The time and date of such payment are hereinafter referred to as the “First Closing Date.”
(ii) Upon written notice from the Representatives given to the Company and C. Thomas McMillen (“McMillen”), Ross H. Mandell (“Mandell”) and Sky Capital Enterprises, Inc. (“SCE” and, together with Mandell and McMillen, the “Option Selling Stockholders”) from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Overallotment Shares at the Purchase Price. The Company and the Option Selling Stockholders agree, severally and not jointly, to sell to the Underwriters up to the number of Company Overallotment Shares or Selling Stockholder Overallotment Shares, as applicable. If the number of Overallotment Shares specified in such notice is less than the total number of Overallotment Shares to be sold by the Company and the Option Selling Stockholders, then the Underwriters shall first purchase all of the Selling Stockholder Overallotment Shares before purchasing any Company Overallotment Shares. If the number of Overallotment Shares specified in such notice is less than the total number of Selling Stockholder Overallotment Shares, the number of shares to be sold by each of the Option Selling Stockholders shall be the number of Overallotment Shares obtained by multiplying the number of Overallotment Shares specified in such notice by a fraction, the numerator of which is the number of shares set forth opposite the name of each Option Selling Stockholder in Schedule II hereto under the caption “Number of Overallotment Shares to be Sold,” and the denominator of which is the total number of Selling Stockholder Overallotment Shares (subject to adjustment to eliminate fractions) to be sold by the Option Selling Stockholders. Thereafter, and only to the extent that all of the Selling Stockholder Overallotment Shares have previously been sold or are committed to be sold, the Underwriters shall purchase any remaining Overallotment Shares not previously sold by, or committed to be sold by, the Option Selling Stockholders, from the Company. On each day, if any, that Overallotment Shares are to be purchased (each an “Option Closing Date”), such Overallotment Shares shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Shares set forth opposite such Underwriter’s name bears to the total number of Firm Shares (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering overallotments made in connection with the sale of the Firm Shares. No Overallotment Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Overallotment Shares or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company and the Option Selling Stockholders.
     (b) Public Offering of the Common Shares.
     The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as disclosed in the Prospectus, the Shares as soon after this Agreement has been executed as the Representatives, in their sole judgment, have determined is advisable and practicable, subject to the requirements of the Securities Act.
     (c) Delivery of the Shares.
     The Company shall deliver, or cause to be delivered, to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of the Underwriters, the Firm Shares at the First Closing Date, against receipt of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, to the Representatives, through the facilities of DTC, for the account of the Underwriters, any Overallotment Shares the Underwriters have agreed to purchase on the First Closing Date or any Option Closing Date, as the case may be, against receipt of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Shares shall be in definitive form and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the First Closing Date (or Option Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or Option Closing Date, as the case may be) at the office of DTC or its designated custodian or at such other location in New York City as the Representatives may designate (the “Designated Office”). The documents to be delivered on the First Closing Date (or Option Closing Date, as the case may be) on behalf of the parties hereto pursuant to this Agreement shall be delivered at the offices of King & Spalding, LLP, 1730 Pennsylvania Avenue, NW, Washington, D.C. 20006 (or at such other location as the Underwriters may designate) and the Shares shall be delivered at the Designated Office, all on the First Closing Date (or Option Closing Date, as the case may be). Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.
     (d) Delivery of Prospectus.
     Not later than 12:00 p.m. on the second business day following the date hereof, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representatives shall reasonably request.
SECTION 4. ADDITIONAL COVENANTS OF THE COMPANY.

     The Company covenants and agrees with the Underwriters as follows:
     (a) Review of Proposed Amendments and Supplements.
     During such period beginning on the date hereof and ending on the later of the First Closing Date (or any Option Closing Date, as the case may be) or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by any Underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus, the Company shall promptly furnish to the Representatives for review a copy of each such proposed amendment or supplement and shall permit the Representatives a reasonable opportunity to comment thereon, and shall consider in good faith any comments made by, or changes requested by, or objections to the filing of any such amendment or supplement communicated within three business days (or such shorter period to the extent required to comply with the Securities Act) to the Company by the Representatives or their attorneys or advisors.
     (b) Securities Act Compliance.
     During the Prospectus Delivery Period, the Company shall promptly advise the Representatives in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange or market upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes of which the Company has Knowledge. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) were received in a timely manner by the Commission.
     (c) Amendments and Supplements to the Prospectus and Other Securities Act Matters.
     If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the reasonable opinion of the Representatives and counsel for the Underwriters, after consultation with, and with the reasonable agreement of, the Company and its counsel, it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, the Company agrees to promptly prepare (subject to Section 4(a) hereof), file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable laws.
     (d) Copies of any Amendments and Supplements to the Prospectus.
     The Company agrees to furnish to each Underwriter, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto as the Underwriter may reasonably request.
     (e) Blue Sky Compliance.
     The Company shall cooperate with the Underwriters and counsel for the Underwriters to qualify or register the Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or other jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.
     (f) Transfer Agent.
     The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.
     (g) Earnings Statement.
     As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available, including, but not limited to, by filing on EDGAR, to its security holders an earnings statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act. “Availability Date” means the dates such information is required to be filed with the Commission.
     (h) Nasdaq National Market Listing.

     The Company will use its best efforts to effect the listing of the Shares on the Nasdaq National Market. In the alternative, the Company may use its best efforts to have the Shares listed on the New York Stock Exchange.
     (i) Exchange Act Compliance.
     During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.
     (j) Agreement Not to Offer or Sell Additional Securities.
     During a period of three hundred sixty (360) days from the date of the Prospectus (the “Initial Lockup-Period”), the Company will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clauses (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided, however, that if (A) during the last 17 days of the Initial Lock-up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (B) prior to the expiration of the Initial Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Initial Lock-up Period, then in each case the Initial Lock-up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representatives waive in writing such extension; provided, further, however, that in no event shall any such extension be beyond the 32nd day following the expiration of the Initial Lock-up Period (the Initial Lock-up Period, as extended, the “Lock-up Period”). The foregoing sentence shall not apply to (i) the Shares to be sold hereunder, (ii) any shares of Common Stock issued by the Company upon the exercise of an option outstanding on the date hereof and referred to in the Prospectus or (iii) any options to purchase Common Stock granted pursuant to existing stock option or incentive plans of the Company referred to in the Prospectus. The Company has obtained the agreement: (i) of each officer named in the Prospectus, each director continuing in office and each member of the Company’s advisory board, on such officer’s, director’s or advisory board member’s own behalf, not to engage in any of the transactions set forth in the preceding sentence during the Lock-Up Period; (ii) of McMillen not to engage in any of the transactions set forth in the preceding sentence during the Lock-up Period; provided, however, that McMillen may sell in each of the three-month periods following the expiration of the 180th day after the date of the Prospectus not greater than (A) two percent of the aggregate amount of shares of Common Stock outstanding or (B) twice the average weekly reported trading volume of the Company’s Common Stock on the Nasdaq National Market during the four calendar weeks preceding any sale; (iii) of each director not continuing in office not to engage in any of the transactions set forth in the preceding sentence during a period of one hundred eighty (180) days from the date of the Prospectus, subject to extension in the manner described in the preceding sentence. The Company agrees not to waive any agreement obtained pursuant to this subsection (j).
     (k) No Manipulation of Price.
     None of the Company, its Subsidiaries nor any of their respective officers, directors or controlling persons will take, directly or indirectly, any action designed to or that might reasonably be expected to result in a violation of Regulation M under the Exchange Act or cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
     (l) Additional Documents.
     On or before each of the First Closing Date and any Option Closing Date, as the case may be, the Company will provide to the Representatives and counsel for the Underwriters such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.
     (m) Press Releases During the Prospectus Delivery Period.
     The Company shall furnish to the Representatives for review a copy of any press release that the Company or any of its affiliates proposes to issue with respect to or that otherwise references the offering of the Shares, and, except as required by law, shall not issue any such press release or make any public statement with respect to or otherwise referring to the offering of the Shares without the approval of the Representatives, which approval shall not be unreasonably withheld.
     (n) Use of Proceeds.
     The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption “Use of Proceeds” in the Prospectus.
     (o) Investment Limitation.
     The Company shall not invest, or otherwise use the net proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of its Subsidiaries to register as an investment company under the Investment Company Act.
     The Representatives may, in their sole discretion, waive in writing the performance of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 5. PAYMENT OF EXPENSES.
     The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (a) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs), (b) all fees and expenses of the registrar and transfer agent of the Common Stock, (c) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares to the Underwriters, (d) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (e) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (f) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws or the laws of any foreign jurisdiction, and, if reasonably requested by the Underwriters, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (g) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior written approval of the Company, travel and lodging expenses of the officers of the Company and with the prior written approval of the Company any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (h) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD’s review and approval of the Underwriters’ participation in the offering and distribution of the Shares, (i) the fees and expenses associated with listing the Shares on the Nasdaq National Market, and (j) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement. Except as provided in this Section 5, Section 7, Section 9 and Section 10 hereof, the Underwriters shall pay their own expenses, including, without limitation, the fees and disbursements of their counsel.
SECTION 6. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS.
     The Underwriters are only obligated to purchase and pay for the Shares as provided herein on the First Closing Date and any Option Closing Date, as the case may be, if (i) the representations and warranties of the Company set forth in Section 1 of this Agreement that are qualified as to materiality or Material Adverse Change are true and correct and those not so qualified are true and correct in all material respects, as of the date hereof and as of the First Closing Date as though then made and, with respect to any Option Closing Date, as of such Option Closing Date as though then made, and (ii) the Company has complied in all material respects with all the agreements and covenants on its part to be performed hereunder and has satisfied all the conditions on its part to be satisfied hereunder and to each of the following conditions:

     (a) Accountants’ Comfort Letter. On the date hereof, the Underwriters shall have received from Eisner LLP, an independent registered public accounting firm for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type ordinarily included in an accountant’s “comfort letter” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus.
     (b) Compliance with Registration Requirements; No Stop Order; No Objection of NASD. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and any Option Closing Date, as the case may be:
(i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act;
(ii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and
(iii) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.
     (c) No Material Adverse Change. For the period from and after the date of this Agreement and prior to the First Closing Date and any Option Closing Date, as applicable, in the reasonable judgment of the Representatives there shall not have occurred any Material Adverse Change that makes it impractical or inadvisable to proceed with the completion of the public offering or the sale and payment for the Shares.
     (d) Opinion of Counsel for the Company. On the First Closing Date and any Option Closing Date, as the case may be, the Underwriters shall have received the favorable opinion of DLA Piper Rudnick Gray Cary US LLP, counsel for the Company, dated the First Closing Date and, with respect to any Option Closing Date, dated such Option Closing Date, in each case, substantially to the effect set forth in Exhibit A.
     (e) Opinion of Counsel for the Underwriters. On the First Closing Date and any Option Closing Date, as the case may be, the Underwriters shall have received from King & Spalding LLP, counsel for the Underwriters, such opinion or opinions, dated the First Closing Date and, with respect to any Option Closing Date, dated such Option Closing Date, with respect to such matters as the Representatives may reasonably require.
     (f) Opinions of Counsel for the Selling Stockholders.

(i) On the First Closing Date, the Underwriters shall have received the favorable opinion of DLA Piper Rudnick Gray Cary US LLP, counsel for the Firm Selling Stockholders, dated the First Closing Date, substantially to the effect set forth in Exhibit B.
(ii) On any Option Closing Date at which the Option Selling Stockholders are selling Overallotment Shares, the Underwriters shall have received the favorable opinion of (A) [___], counsel to Mandell and SCE, and (B) [___], counsel to McMillen, dated such Option Closing Date, substantially to the effect set forth in Exhibit B.
     (g) Company Officers’ Certificate. On the First Closing Date and any Option Closing Date, as the case may be, the Underwriters shall have received a written certificate executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated the First Closing Date and, with respect to any Option Closing Date, dated such Option Closing Date, to the effect set forth in subsections (b)(ii) of this Section 6, and further to the effect that:
(i) for the period from and after the date of this Agreement and prior to the First Closing Date and any Option Closing Date, as the case may be, there has not occurred any Material Adverse Change;
(ii) the representations and warranties of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of the First Closing Date and, with respect to any Option Closing Date, as though expressly made on and as of such Option Closing Date;
(iii) the Company has complied in all material respects with all the agreements and covenants on its part to be performed hereunder and has satisfied all the conditions on its part to be satisfied hereunder at or prior to the First Closing Date and, with respect to any Option Closing Date, at or prior to such Option Closing Date; and
(iv) they have examined the Registration Statement and the Prospectus and nothing has come to their attention that would lead them to believe that (A) either the Registration Statement or the Prospectus, or any amendment or supplement thereto as of their respective effective, issue or filing dates, as the case may be, or (B) the Prospectus, as amended or supplemented as of the First Closing Date or any Option Closing Date, as the case may be, contained or contains, as of such date, any untrue statement of a material fact, or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (h) Selling Stockholders’ Certificate. On the First Closing Date, and on any Option Closing Date, as the case may be, the Underwriters shall have received a written certificate executed by an attorney-in-fact on behalf of each Selling Stockholder selling Shares to the effect that:
(i) the representations and warranties of such Selling Stockholder set forth in Section 2 of this Agreement are true and correct with the same force and effect as though expressly made on and as of the First Closing Date and, with respect to any Option Closing Date, as though expressly made on and as of such Option Closing Date; and
(ii) such Selling Stockholder has complied in all material respects with all the agreements and covenants on its part to be performed hereunder and has satisfied all the conditions on its part to be satisfied hereunder at or prior to the First Closing Date and, with respect to any such Option Closing Date, at or prior to such Option Closing Date.
     (i) Bring-down Comfort Letter. On First Closing Date and any Option Closing Date, as the case may be, the Underwriters shall have received from Eisner LLP, an independent registered public accounting firm for the Company, a letter dated such date, in form and substance satisfactory to the Underwriters, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 6, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date and, with respect to any Option Closing Date, no more than three business days prior to any Option Closing Date.
     (j) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Exhibit D hereto.
     (k) The Company shall have furnished to the Representatives such further certificates and documents as the Representatives shall reasonably request.
     If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company and to the Selling Stockholders at any time on or prior to the First Closing Date or any Option Closing Date, as the case may be, which termination shall be without liability on the part of any party to any other party, except that Section 5, Section 7, Section 9, Section 10 and Sections 14 through 20 shall at all times be effective and shall survive such termination, provided, however, that if such termination occurs with respect to any Option Closing after the First Closing Date, this Agreement will not terminate as to the Shares purchased at the First Closing or any Overallotment Shares purchased at any Option Closing prior to such termination.

SECTION 7. REIMBURSEMENT OF UNDERWRITERS’ EXPENSES.
     If (a) this Agreement is terminated by the Representatives pursuant to Section 6, (b) the sale to the Underwriters of the Shares on the First Closing Date (or any Option Closing Date, as the case may be) is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof (except to the extent due to any material breach by the Underwriters) or (c) the Company prints and distributes a preliminary prospectus (red herring) and the Underwriters price the sale of the Shares at or above the minimum price printed in the preliminary prospectus (red herring) and the Company subsequently decides not to complete the sale to the Underwriters of the Shares (except to the extent due to any material breach by the Underwriters), the Company agrees to reimburse the Underwriters upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriters in connection with the proposed purchase and the offering and sale of the Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges. If the sale to the Underwriters of the Shares on the First Closing Date is consummated, the Company agrees to reimburse the Underwriters upon demand an amount in respect of the counsel fees incurred by the Underwriters in connection with the transactions contemplated hereby equal to the lesser of (a) $150,000 or (b) fifty percent (50%) of the fees and expenses of counsel incurred by the Underwriters in connection with the transactions contemplated hereby.
SECTION 8. EFFECTIVENESS OF THIS AGREEMENT.
     This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.
SECTION 9. INDEMNIFICATION.
     (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls the Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) any press releases, publicity, or publications related to or mentioning the Company or its initial public offering or the other transactions contemplated by this Agreement that were issued or published by or on behalf of, or any written or oral communications relating to or mentioning the Company’s initial public offering by, the Company or any of its officers, directors, Subsidiaries, or other affiliates (including SCE and its affiliates) since April 25, 2005; and, in the case of (i), (ii) and (iii) above, to reimburse each Underwriter and each such controlling person for any and all reasonable expenses (including reasonable legal fees and disbursements of counsel) as such expenses are reasonably incurred by the Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriters through the Representatives expressly for use in the Registration Statement or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished to the Company consists of the information described as such in Section 9(c) below. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.
     (b) Indemnification by the Selling Stockholders. Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls the Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Selling Stockholder), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such controlling person for any and all reasonable expenses (including reasonable legal fees and disbursements of counsel) as such expenses are reasonably incurred by the Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that: (i) in any such case, each Selling Stockholder will only be liable, severally and not jointly, to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information relating to such Selling Stockholder that was furnished by or on behalf of such Selling Stockholder to the Company expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); (ii) no Selling Stockholder will be liable under this Section 9(b) for any amount in excess of the aggregate gross proceeds received by such Selling Stockholder from the sale of Shares less underwriting discounts and commissions; and (iii) the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriters through the Representatives expressly for use in the Registration Statement or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished to the Company consists of the information described as such in Section 9(c) below. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that each Selling Stockholder may otherwise have.
     (c) Indemnification of the Company, its Directors, Officers and Selling Stockholders. The Underwriters agree to indemnify and hold harmless the Company, each of its directors, each of its officers, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, and each Selling Stockholder and each person, if any, who controls any Selling Stockholder within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Underwriters), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading: or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of each of (i) and (ii) above to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Underwriters through the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company and the Selling Stockholders hereby acknowledge that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) is the concession figure appearing in the third paragraph under the caption “Underwriting” in the Prospectus and the information contained in the fifth paragraph and eighth paragraph under the caption “Underwriting” in the Prospectus; and the Underwriters confirm that such statements are correct. The indemnity agreement set forth in this Section 9(c) shall be in addition to any liabilities that the Underwriters may otherwise have.
     (d) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 9 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, which approval shall not be unreasonably withheld, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.
     (e) Settlements. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.
SECTION 10. CONTRIBUTION.
     (a) If the indemnification provided for in Section 9 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total gross proceeds less underwriting discounts and commissions from the offering of the Shares pursuant to this Agreement received by the Company and the Selling Stockholders, and the total underwriting discount received by the Underwriters, bear to the aggregate initial public offering price of the Shares. The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     (b) The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(d), any legal or other reasonable fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 9(d) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(d) for purposes of indemnification.
     (c) The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

     (d) Notwithstanding the provisions of this Section 10, (i) the Underwriters shall not be required to contribute any amount in excess of the underwriting commissions received by the Underwriters in connection with the Shares underwritten by it and distributed to the public and (ii) no Selling Stockholder shall be required to contribute any amount in excess of the aggregate gross proceeds less underwriting discounts and commissions received by such Selling Stockholder from the sale of Shares by such Selling Stockholder to the Underwriters. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10, each officer and employee of the Underwriters and each person, if any, who controls the Underwriters within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Underwriters, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company or such Selling Stockholder, as the case may be.
SECTION 11. TERMINATION OF THIS AGREEMENT.
     Prior to the First Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company and the Selling Stockholders if at any time: (a) trading or quotation in any of the Company’s securities shall have been suspended or materially limited by the Commission or by the Nasdaq National Market, or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges or markets by the Commission or the NASD or any other Governmental Authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; (b) a general banking moratorium shall have been declared by any of federal or New York authorities; (c) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the reasonable judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Shares in the manner and on the terms disclosed in the Prospectus or to enforce contracts for the sale of securities; (d) in the reasonable judgment of the Representatives there shall have occurred any Material Adverse Change that makes it impractical or inadvisable to proceed with the completion of the public offering or the sale and payment for the Shares; or (e) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character that in the judgment of the Representatives would, individually or in the aggregate, result in a Material Adverse Change. Any termination pursuant to this Section 11 shall be without liability on the part of (i) the Company and the Selling Stockholders to the Underwriters, (ii) the Underwriters to the Company and the Selling Stockholders, or (iii) of any party hereto to any other party except that the provisions of Section 9, Section 10 and Section 12 shall at all times be effective and shall survive such termination.
SECTION 12. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY.
     The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and of the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (a) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the officers or employees of the Underwriters, any person controlling the Underwriters, any person controlling the Company, or the officers and employees of the Company or of any person controlling the Company, (b) acceptance of the Shares and payment for them hereunder and (c) termination of this Agreement.
SECTION 13. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS.
     (a) If one or more of the Underwriters shall fail at the First Closing Date or any Option Closing Date to purchase the Shares that it or they are obligated to purchase under this Agreement (the “Defaulted Shares”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non defaulting Underwriters, or any other underwriters reasonably satisfactory to the Company, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24 hour period, then:
(i) if the number of Defaulted Shares does not exceed 10% of the number of Shares to be purchased on such date, each of the non defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non defaulting Underwriters; or
(ii) if the number of Defaulted Shares exceeds 10% of the number of Shares to be purchased on such date, this Agreement (with respect to the First Closing Date) or, with respect to any Option Closing Date, the obligation of the Underwriters to purchase and of the Company and Option Selling Stockholders to sell the Overallotment Shares to be purchased and sold on such Option Closing Date shall terminate without liability on the part of any non defaulting Underwriter, the Company or the Selling Stockholders.
     (b) No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.
     (c) In the event of any such default that does not result in a termination of this Agreement or, in the case of an Option Closing Date, that does not result in a termination of the obligation of the Underwriters to purchase and the Company and Option Selling Stockholders to sell the relevant Overallotment Shares, as the case may be, either (i) the Representatives or (ii) the Company shall have the right to postpone the First Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 13.
SECTION 14. NOTICES.
     All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:
     If to the Underwriters:
Morgan Keegan & Company, Inc.
50 N. Front Street
Memphis, Tennessee 38103
Facsimile: 901-579-4341
Attention: Alper Cetingok
Jefferies & Company, Inc.
520 Madison Avenue 11th Floor
New York, New York 10022
Facsimile: 212-284-8195
Attention: Mark Carmen
     with a copy to:
King & Spalding LLP
1700 Pennsylvania Avenue, NW
Washington, D.C. 20006
Facsimile: (202) 626-3737
Attention: David A. Gibbons
If to the Company or the Selling Stockholders:
Global Secure Corp.
2600 Virginia Ave., NW
Suite 600
Washington, D.C. 20037
Facsimile: (202) 333-0082
Attention: Craig Bandes, Chief Executive Officer
with a copy (which shall not constitute notice) to:

DLA Piper Rudnick Gray Cary US LLP
1200 Nineteenth Street, NW
Washington, D.C. 20036
Facsimile: (202) 689-7604
Attention: Anthony H. Rickert
Any party hereto may change the address for receipt of communications by giving written notice to the others.
SECTION 15. TAX DISCLOSURE.
     Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the United States Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.
SECTION 16. ARM’S LENGTH RELATIONSHIP; NO FIDUCIARY DUTY.
     The Company and each Selling Stockholder acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any Selling Stockholder, or their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any such Selling Stockholder on other matters) and no Underwriter has any obligation to the Company or any Selling Stockholder with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or any Selling Stockholder, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and each Selling Stockholder has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
SECTION 17. SUCCESSORS.

     This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 9 and Section 10, and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from the Underwriters merely by reason of such purchase.
SECTION 18. PARTIAL UNENFORCEABILITY.
     The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
SECTION 19. GOVERNING LAW PROVISIONS.
     This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.
SECTION 20. GENERAL PROVISIONS.
     (a) This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.
     (b) Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 and the contribution provisions of Section 10, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 9 and 10 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

     (c) Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Selling Stockholders, the Underwriters, the Underwriters’ officers and employees, any controlling persons referred to herein, the Company’s directors and the Company’s officers and its successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement.
     (d) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
[The following page is the signature page.]

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours, GLOBAL SECURE CORP.
By:
Craig R. Bandes
President and Chief Executive Officer

The Selling Shareholders named in Schedule I hereto:
By:
Attorney-in-fact

By:
C. Thomas McMillen

     The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.
MORGAN KEEGAN & COMPANY, INC.
JEFFERIES & COMPANY, INC.
Acting on behalf of themselves and as the
Representatives of the several Underwriters

MORGAN KEEGAN & COMPANY, INC.
By:
Name:
Title:

JEFFERIES & COMPANY, INC.
By:
Name:
Title:

SCHEDULE I
SELLING STOCKHOLDERS

	Number of	Number of
	Selling Stockholder	Overallotment
	Firm Shares	Shares
	to be Sold	to be Sold

Total

SCHEDULE II
UNDERWRITERS

Number of
Firm Shares
Underwriter	to be Purchased
Morgan Keegan & Company, Inc.
Jefferies & Company, Inc.
Thomas Weisel Partners LLC
Total

EXHIBIT A
OPINION OF COUNSEL TO THE COMPANY

EXHIBIT B
OPINIONS OF COUNSEL TO THE SELLING STOCKHOLDERS

EXHIBIT C
FORM OF LOCK-UP FROM DIRECTORS, OFFICERS
OR OTHER STOCKHOLDERS

EXHIBIT D
PERSONS TO EXECUTE LOCK-UP AGREEMENTS